Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Stock Repurchase Program
Friday, October 19, 2007 8:00 AM
- PR Newswire

CHATTANOOGA, Tenn., October 19, 2007 /PRNewswire-FirstCall / -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:
Cornerstone Bancshares, Inc Board of Directors announced the authorization a 150,000 share repurchase program. The authorization represents 2.3% of our company’s outstanding shares and underscores the confidence of management and the Board of Directors in Cornerstone Bancshares, Inc. long-term prospects. This program will be implemented through open market purchases from time to time over the next 12 months and will be funded with internal cash and borrowings at the holding company level.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches, 2 loan production offices and $450 million in assets specializing in business financial services.

Contact:
Cornerstone Bancshares, Inc., Chattanooga, TN
Frank Hughes
President & Treasurer, Cornerstone Bancshares, Inc.
PH#(423)385-3009,Fax# (423)385-3100
email: fhughes@cscbank.com